Exhibit 10.12

FML HOLDINGS, INC.

LONG TERM INCENTIVE PLAN

FORM OF STOCK OPTION AWARD AGREEMENT

This AWARD AGREEMENT (the “Agreement”) is entered into as of this          day of             , 20        , by and between FML Holdings, Inc., a Delaware corporation (the “Company”), and                              (the “Optionee”). This Agreement is made under the terms of the FML Holdings, Inc. Long Term Incentive Compensation Plan, (“the Plan”). The Plan, as it may hereafter be amended and continued, is incorporated herein by reference and made a part of this Agreement and shall control the Options and obligations of the Company and the Optionee under this Agreement. Except as otherwise provided, terms used herein shall have the meaning provided in the Plan.

1. Grant of Option. The Company hereby grants to the Optionee the right and option to purchase                                      shares of the Company’s Class A Common Stock pursuant to the terms and conditions stated herein and in the Plan. Optionee has reviewed such Plan and agrees to be bound by the terms, conditions and restrictions set forth therein as to the exercise of such options. Such option shall be exercisable by Optionee at a price of                                                                       per share, the current Fair Market Value of such shares.

2. Nonstatutory Stock Option Character. The Company and the Optionee agree that the Options granted hereunder are designated as nonstatutory stock options and are not intended to comply with the requirements and limitations applicable to statutory options granted under Section 422A of the Internal Revenue Code.

3 Term and Vesting of Option. The term of the Option shall be for a period of ten (10) years from the date of this Agreement and, subject to the terms and provision hereof and the Plan, the Option shall vest and first become exercisable (subject to early exercise pursuant to Section 8.2 of the Plan and are exercisable at any time thereafter prior to termination or expiration as provided for by this Agreement and by the Plan) on the fifth anniversary of the Grant Date.

4. Expiration of Option. The Option shall terminate on the earliest to occur of the following:

(a)	the expiration of ten (10) years from the date of this Agreement;

(b)	the expiration of one (1) year from the date of the Optionee’s death;

(c)	the expiration of thirty (30) days from the date of the Optionee’s separation of service within one year of a Change in Control;

(d)	immediately upon the date such Optionee ceases to be an Employee, an Officer, or a Member of the Board, unless such Optionee ceases to be an Employee, an Officer, or a Member of the Board by reason of death or separation of service within one year of a Change in Control.

5. Exercise of Option. The Option may be exercised by delivering to the Chairman of the Board or the President of the Company at its principal office, 11833 Ravenna Road, Chardon, Ohio, 44024, (1) a completed Notice of Exercise of Option setting forth the number of shares with respect to which the Option is being exercised, (2) an executed Counterpart Signature Page to Stockholders

Agreement and (3) payment in full for the exercise of the Options. Such payment shall be made by certified or cashier’s check payable to the Company in the amount of the aggregate purchase price for such shares.

6. Issuance of Share Certificates. Subject to the last sentence of this Section 6 of this Agreement and the tax withholding provisions of Section 8 of the Plan, upon receipt by the Company prior to expiration of the Option of the three items listed in Section 5 of this Agreement (and, with respect to any Option exercised pursuant to Section 8 of this Agreement hereof by someone other than the Optionee, proof satisfactory to the Committee of the right of such person to exercise the Option), the Company shall promptly cause to be made or otherwise delivered to the Optionee (or such other person having the right to exercise the Option), a certificate for the number of share of Class A Common Stock so purchased. The Optionee shall not have any of the rights of a shareholder with respect to the shares of Common Stock which are subject to the Option unless and until a certificate representing such shares of Common Stock is issued pursuant to the valid exercise of the Option. The Company shall not be required to issue any certificates for shares of Common Stock upon the exercise of the Option prior to (i) obtaining any approval from any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such shares of Common Stock to listing on any national securities exchange on which the shares may be listed, and (iii) completion of any registration or other qualification of the shares under any state or federal law or ruling or regulations of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable, or the determination by the Committee, in its sole discretion, that any registration or other qualification of the shares is not necessary or advisable.

7. Other Provisions Relating to Common Stock. All shares of Common Stock purchased pursuant to the exercise of any Option shall be subject to all of the transfer restrictions and other rights, terms and provisions contained in the Plan, as it may be amended from time to time, and the Optionee (and, with respect to any Option exercised pursuant to Section 8 of this Agreement hereof by someone other than the Optionee, such other person or entity) hereby acknowledges receipt of the same and agrees to be bound thereby, as it may be amended from time to time. All shares issued pursuant to this Agreement shall bear such notation or other statement concerning the restrictions on such shares imposed by this Agreement (as contained in the Plan) as may be required by Delaware law in order to make such restrictions enforceable against the holder thereof, subsequent holders, and any potential or actual transferees of such shares. Such notation or statement shall include legends in substantially the following forms:

“The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and neither the securities nor any interest therein may be offered, sold, transferred, pledged, or otherwise disposed of except pursuant to an effective registration statement under such act or such laws or an exemption from registration under such act and such laws, which, in the opinion of counsel satisfactory to FML Holdings, Inc., is available.”

“The securities represented hereby are subject to the restrictions on transfer contained in (i) the By-Laws of FML Holdings, Inc. and (ii) a Stockholders Agreement by and among FML Holdings, Inc. and each of its stockholders. A copy of such By-Laws and such Stockholders Agreement are available for inspection at the offices of FML Holdings, Inc. or will be provided to the holder of this certificate upon written request delivered to FML Holdings, Inc.”

8. Successors in Interest, Etc. This Agreement shall be binding upon and inure to the benefit of any successor of the Company. The Option shall not be transferable and may be exercised only during the lifetime of the Optionee and only by the Optionee, provided that a guardian or other legal representative who has been duly appointed for such Optionee may exercise the Option on behalf of the Optionee.

9. Investment Representation. Optionee hereby represents and warrants that any shares which may be acquired by virtue of the exercise of the Option shall be acquired for investment purposes only and not with a view to distribution or resale; provided, however, that this restriction shall become inoperative in the event a registration statement under the Securities Act of 1933, as amended (the “Act”), has become effective with respect to the shares which are subject to the Option or unless the Optionee establishes to the satisfaction of the Company that the offer or sale of the shares which are subject to the Option may lawfully be made without registration under the Act.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer, and the Optionee has hereunto set his hand, all as of the day and year first above written.

FML HOLDINGS, INC. (“Company”)

By

Name: Title

Name:

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